EXHIBIT (t)(ii)

FORM OF PROSPECTUS SUPPLEMENT[1]	Filed Pursuant to Rule 424(_)(_)
(To Prospectus dated ____________, 20__)	Registration Statement No. 333-____

Neuberger Berman High Yield Strategies Fund Inc.
                                     Shares of Common Stock

Neuberger Berman High Yield Strategies Fund Inc. (the “Fund”) is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to seek high total return (income plus capital appreciation).

Under normal market conditions, at least 80% of the Fund’s total assets are invested in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in collateralized loan obligations.

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through a secured credit facility (the “Facility”) and the issuance of preferred stock, and may issue notes or use a variety of additional strategies to increase funds available for investment.

The Fund has entered into a distribution agreement dated __________, 20__ (the “Distribution Agreement”) with _______________ (the “Distributor”), ___________________________, Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”), to provide for distribution of shares of the Fund’s common stock, $0.0001 par value per share (“Common Stock”). The Distributor has entered into a sub-placement agent agreement dated __________, 20__ (the “Sub-Placement Agent Agreement”) with ________________ (the “Sub-Placement Agent”) with respect to the Fund relating to the shares of Common Stock offered by this Prospectus Supplement and the accompanying prospectus dated as of __________, 20__ (the “Prospectus”). In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell up to $[    ] of shares of its Common Stock from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of shares of the Fund’s Common Stock. Under the 1940 Act, the Fund may not sell any shares of Common Stock at a price below the current net asset value per share of Common Stock, exclusive of any distributing commission or discount. The Fund’s shares of Common Stock are traded on the NYSE American under the symbol “NHS.”  As of the close of business on __________, 20__, the last reported net asset value per share of Common Stock was $[    ] and the last reported sale price per share of Common Stock was $[   ].

Sales of shares of Common Stock, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange. Shares of Common Stock may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of shares of Common Stock.

1 In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear in any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

The Fund will compensate the Distributor with respect to sales of shares of the Fund’s Common Stock at a commission rate of [    ]% of the gross proceeds of the sale of shares of the Fund’s Common Stock. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to [    ]% of the gross sales proceeds of the sale of shares of the Fund’s Common Stock sold by the Sub-Placement Agent. In connection with the sale of shares of the Fund’s Common Stock on the Fund’s behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the 1933 Act and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.

Investing in shares of the Fund’s Common Stock involves certain risks, including risks of leverage, which are described under the “Risk Factors” and “Use of Leverage and Related Risks” sections in the accompanying Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is __________, 20__.

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in shares of the Fund’s Common Stock. You should retain the accompanying Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information, dated as of __________, 20__ (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. Material that has been incorporated by reference and other information about the Fund can be obtained by calling [               ] (toll-free) or by visiting the Fund’s website (www.nb.com/CEFliterature) or writing to the Fund to obtain, free of charge, copies of the SAI and the Fund’s semi-annual and annual reports, as well as to obtain other information about the Fund or to make stockholder inquiries. The SAI, as well as the Fund’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov).
You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. The Fund’s business, financial condition, results of operations and prospects may have changed since those dates.
Shares of the Fund’s Common Stock do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund” refers to Neuberger Berman High Yield Strategies Fund Inc.

TABLE OF CONTENTS
Prospectus Supplement
PROSPECTUS SUPPLEMENT SUMMARY	S-
TABLE OF FEES AND EXPENSES	S-
USE OF PROCEEDS	S-
CAPITALIZATION	S-
PRICE RANGE OF SHARES OF COMMON STOCK	S-
PLAN OF DISTRIBUTION	S-
LEGAL MATTERS	S-
Prospectus
PROSPECTUS SUMMARY
SUMMARY OF FUND EXPENSES
FINANCIAL HIGHLIGHTS
THE FUND
THE OFFERING
USE OF PROCEEDS
INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY
PORTFOLIO COMPOSITION
USE OF LEVERAGE AND RELATED RISKS
RISK FACTORS
MANAGEMENT OF THE FUND
PORTFOLIO TRANSACTIONS
NET ASSET VALUE OF COMMON STOCK
DISTRIBUTIONS
CLOSED-END FUND STRUCTURE
DISTRIBUTION REINVESTMENT PLAN
DESCRIPTION OF CAPITAL STRUCTURE
REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND
TAX MATTERS
ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION
CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR
PLAN OF DISTRIBUTION
LEGAL OPINIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION
TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION

Cautionary notice regarding forward-looking statements
This Prospectus Supplement, the accompanying Prospectus and statement of additional information contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which shares of the Fund’s Common Stock will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.
Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.
Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risk Factors” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

v

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in the Prospectus Supplement and in the accompanying Prospectus and in the SAI.
The Fund
The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to seek high total return (income plus capital appreciation). Under normal market conditions, at least 80% of the Fund’s total assets are invested in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in collateralized loan obligations. There can be no assurance that the Fund will achieve its investment objective. The Fund’s shares of Common Stock are listed for trading on the NYSE American under the symbol “NHS.”
Investment Adviser
Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) is the Fund’s investment adviser. Under a management agreement (the “Management Agreement”), the Fund pays NBIA an investment management fee computed at an annual rate of 0.60% of the Fund’s average daily Managed Assets. “Managed Assets” equal the total assets of the Fund, less liabilities other than the aggregate indebtedness entered into for purposes of leverage. A discussion regarding the basis for the approval of the Management Agreement by the Board is available in the Fund’s annual report to stockholders for the period ending October 31, 2024.
The Offering
The Fund has entered into a distribution agreement dated __________, 20__ (the “Distribution Agreement”) with __________ (the “Distributor”), an affiliate of NBIA, to provide for distribution of shares of the Fund’s Common Stock. The Distributor has entered into a sub-placement agent agreement dated __________, 20__ (the “Sub-Placement Agent Agreement”) with __________ (the “Sub-Placement Agent”) with respect to the Fund relating to shares of the Fund’s Common Stock offered by this Prospectus Supplement and the accompanying prospectus dated as of __________, 20__, as amended on __________, 20__, and as further amended on __________, 20__, and on __________, 20__ (the “Prospectus”). In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell up to $[    ] of shares of its Common Stock from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of shares of the Fund’s Common Stock. The provisions of the 1940 Act generally require that the public offering price of shares of the Fund’s Common Stock (less any underwriting commissions or discounts) must equal or exceed the net asset value per share of the Fund’s Common Stock (calculated within 48 hours of pricing).
Sales of shares of the Fund’s Common Stock, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange. Shares of the Fund’s Common Stock may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the shares of the Fund’s Common Stock.
Use of Proceeds
The Fund currently intends to invest substantially all of the net proceeds of this offering in accordance with the Fund’s investment objective and policies as described in the accompanying Prospectus under “Investment Objective and Principal Investment Strategy,” within approximately three months of receipt of such proceeds depending on market conditions and the availability of appropriate investments. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. In addition, the Fund may use a portion of such proceeds, depending on market conditions, for other general corporate purposes.

TABLE OF FEES AND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund, would bear directly or indirectly, assuming the Fund sells all $[     ] of shares of its Common Stock being offered in this offering. If the Fund issues less than all $[     ] of shares of its Common Stock being offered in this offering, all other things being equal, the total annual fund operating expenses shown below would be higher. The tables also reflect the use of leverage by the Fund through preferred stock and borrowings representing in the aggregate [   ]% of Managed Assets (consistent with the percentage of leverage in place as of ________, 20__).

Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)(1)	[ ]%
Offering Expenses Borne by the Fund (as a percentage of offering price)(2)	[ ]%
Distribution Reinvestment Plan Fees	None(3)
Percentage of Net Assets Attributable to Common Stock
Estimated Annual Expenses
Management Fees(4)	[ ]%
Interest Payments on Borrowed Funds(5)	[ ]%
Other Expenses(6)	[ ]%
Total Annual Fund Operating Expenses	[ ]%
Distributions on Preferred Stock(7)	[ ]%
Total Annual Expenses and Distributions on Preferred Stock	[ ]%

(1)
Represents the estimated commission with respect to shares of the Fund’s Common Stock being sold in this offering. There is no guarantee that there will be any sales of shares of the Fund’s Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of shares of the Fund’s Common Stock under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per share of any such sale may be greater than or less than the price set forth under “Capitalization” below, depending on market price of the shares of the Fund’s Common Stock at the time of any such sale.

(2)
Based on a sales price per share of $[   ], which represents the last reported sales price per share of the Fund’s Common Stock on the NYSE American on ___________, 20__. Assumes all $[   ] of shares of the Fund’s Common Stock being offered by this Prospectus Supplement and the accompanying Prospectus are sold. Represents initial offering costs incurred by the Fund in connection with this offering, which are estimated to be $[   ]. Offering costs generally include, but are not limited to, the preparation, review and filing with the SEC of the Fund’s registration statement, associated filing fees, exchange listing fees, and legal and auditing fees associated with the offering.

(3)
The plan agent’s fees for the handling of the reinvestment of distributions will be paid by the Fund. However, you will pay brokerage charges if you direct the plan agent to sell your shares of the Fund’s Common Stock held in a distribution reinvestment account. See “Distribution Reinvestment Plan” in the accompanying Prospectus.

(4)
The Adviser receives a management fee payable on a monthly basis at an annual rate of 0.60% of the Fund’s average daily Managed Assets for investment advisory services. In addition, the Adviser receives a fee payable on a monthly basis at an annual rate of 0.05% of the Fund’s average daily Managed Assets for administrative services. Because the Fund has leverage outstanding, the management fee and fee for administrative services as percentages of net assets attributable to Common Stock are higher than if the Fund did not utilize leverage.

(5)
“Interest Payments on Borrowed Funds” assumes the Fund adjusts its borrowings under the Facility such that the aggregate principal balance of its borrowings under the Facility is sufficient to maintain overall leverage at [   ]% of its Managed Assets, with an average annualized interest rate of [   ]%, which was the average annualized interest rate on the debt leverage outstanding during the twelve-month period ended __________, 20__.

(6)	“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances.
(7)
“Distributions on Preferred Stock” represents the Fund’s annualized distributions paid on the Fund’s preferred stock outstanding during the twelve-month period ended ___________, 20__, during which the average annualized distribution rate was [   ]%.

Example

The following example illustrates the expenses (including the sales load of $[   ] and offering costs of $[   ]) that you would pay on a $1,000 investment in shares of the Fund’s Common Stock, assuming (1) total annual expenses of [   ]% of net assets attributable to the shares of the Fund’s Common Stock and (2) a 5% annual return.

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$[ ]	$[ ]	$[ ]	$[ ]
The example assumes that the amounts set forth in the Estimated Annual Expenses table are accurate and that all distributions are reinvested at net asset value. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.  The example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed.

USE OF PROCEEDS

Sales of shares of the Fund’s Common Stock, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of shares of the Fund’s Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of shares of the Fund’s Common Stock under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth below in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of the shares of the Fund’s Common Stock at the time of any such sale. As a result, the actual net proceeds received may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. Assuming the sale of all of the shares of the Fund’s Common Stock offered under this Prospectus Supplement and the accompanying Prospectus, at the last reported sale price of $[   ] per share on the NYSE American as of ___________, 20__, the estimated net proceeds of this offering would be approximately $[   ] after deducting the estimated sales load and the estimated initial offering expenses payable by the Fund, if any.

The Fund currently intends to invest substantially all of the net proceeds of this offering in accordance with the Fund’s investment objective and policies as described in the accompanying Prospectus under “Investment Objective and Principal Investment Strategy,” within approximately [three months] of receipt of such proceeds depending on market conditions and the availability of appropriate investments. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments. In addition, the Fund may use a portion of such proceeds, depending on market conditions, for other general corporate purposes.

CAPITALIZATION

The Fund may offer and sell up to $[   ] of shares of its Common Stock from time to time through the Sub-Placement Agent under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of shares of the Fund’s Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Fund will sell [   ] shares of its Common Stock at a price of $[   ] per share (which represents the last reported sale price per share of the Fund’s Common Stock on the NYSE American on ___________, 20__). Actual sales, if any, of shares of the Fund’s Common Stock under this Prospectus Supplement and the accompanying Prospectus may be greater or less than $[   ] per share, depending on the market price of the shares of the Fund’s Common Stock at the time of any such sale. The Fund and the Distributor will determine whether any sales of shares of the Fund’s Common Stock will be authorized on a particular day; the Fund and the Distributor, however, will not authorize sales of shares of the Fund’s Common Stock if the per share price of the shares is less than the current net asset value per share plus the per share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor may also not authorize sales of shares of the Fund’s Common Stock on a particular day even if the per share price of the shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of shares of the Fund’s Common Stock will be authorized on a particular day and, if so, in what amounts.

The following table sets forth information (1) on a historical basis as of October 31, 20__ (audited); and (2) on a pro forma basis as adjusted to reflect the assumed sale of [   ] shares of the Fund’s Common Stock at $[   ] per share (the last reported sale price per share of the Fund’s Common Stock on the NYSE American on __________, 20__), in an offering under this Prospectus Supplement and the accompanying Prospectus, after deducting the assumed commission of $[    ] (representing an estimated commission to the Distributor of [   ]% of the gross proceeds of the sales of shares of the Fund’s Common Stock, out of which the Distributor will compensate the Sub-Placement Agent at a rate of up to [   ]% of the gross sales proceeds of the sales of shares of the Fund’s Common Stock sold by the Sub-Placement Agent)[, the issuance of [   ] shares of Common Stock in connection with the Fund’s Distribution Reinvestment Plan,] and no change in the Fund’s leverage.

	As of October 31, 20__ (audited)		As adjusted for offering (unaudited)
Indebtedness
Aggregate Principal Balance of Loans Payable	$	[ ]	$	[ ]
Preferred Stock
Mandatory Redeemable Preferred Shares, Series D ($0.0001 par value per share; [ ] shares issued and outstanding)	$	[ ]	$	[ ]

Common Stockholder’s Equity:
Paid-in capital (Common Stock, $0.0001 par value per share; [ ] shares authorized; [ ] shares issued and outstanding; [ ] shares issued and outstanding (as adjusted))	$	[ ]	$	[ ]
Total distributable earnings (accumulated loss)	$	[ ]	$	[ ]
Net assets applicable to Common Stock	$	[ ]	$	[ ]

PRICE RANGE OF SHARES OF COMMON STOCK

The shares of the Fund’s Common Stock are publicly held and are listed and traded on the NYSE American under the symbol “NHS”. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per share of the Fund’s Common Stock along with (i) the highest and lowest net asset value (“NAV”) per share and (ii) the highest and lowest premium or discount from NAV per share represented by such prices at the close of the market on the NYSE American.

	NYSE American Market Price(1)		Corresponding NAV per share on Date of NYSE American Market Price(1)		Corresponding Market Premium/(Discount) to NAV per share on Date of NYSE American Market Price(1)
Quarter Ended(2)	High	Low	High	Low	High	Low

	[ ]	[ ]	[ ]	[ ]	[ ]%	[ ]%
	[ ]	[ ]	[ ]	[ ]	[ ]%	[ ]%
	[ ]	[ ]	[ ]	[ ]	[ ]%	[ ]%
	[ ]	[ ]	[ ]	[ ]	[ ]%	[ ]%
	$[ ]	$[ ]	$[ ]	$[ ]	[ ]%	[ ]%
	$[ ]	$[ ]	$[ ]	$[ ]	[ ]%	[ ]%
	$[ ]	$[ ]	$[ ]	$[ ]	[ ]%	[ ]%
	$[ ]	$[ ]	$[ ]	$[ ]	[ ]%	[ ]%
	$ [ ]	$ [ ]	$ [ ]	$ [ ]	[ ]%	[ ]%

(1)	Source: [ ].
(2)	Data presented are with respect to a short period of time and are not indicative of future performance.

On __________, 20__, the NAV per share of the Fund’s Common Stock was $[   ] and the last reported sale price of a share of Common Stock on the NYSE American was $[   ], representing a premium to NAV per share of [   ]%.

The shares of the Fund’s Common Stock have historically traded both at a premium and at a discount to NAV per share. Although the shares of the Fund’s Common Stock recently have traded at a premium to NAV per share, there can be no assurance that this will continue after the offering nor that the shares of the Fund’s Common Stock will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to NAV per share. An increase in the number of shares of the Fund’s Common Stock available may result in downward pressure on the market price for shares of the Fund’s Common Stock.  See “Risk Factors—Market Premium/Discount Risk” in the accompanying Prospectus.

PLAN OF DISTRIBUTION

Under the Sub-Placement Agent Agreement, upon instructions from the Distributor, the Sub-Placement Agent will use its reasonable best efforts to sell, as sub-placement agent, shares of the Fund’s Common Stock under the terms and subject to the conditions set forth in the Sub-Placement Agent Agreement. The Distributor will instruct the Sub-Placement Agent as to the amount of shares of the Fund’s Common Stock authorized for sale by the Sub-Placement Agent on any particular day that is a trading day for the exchange on which the shares of the Fund’s Common Stock are listed and primarily trade. The Distributor will also instruct the Sub-Placement Agent not to sell shares of the Fund’s Common Stock if the sales cannot be effected at or above a price designated by the Distributor, which price will at least be equal to the Minimum Price and which price, may, in the discretion of the Distributor and the Fund, be above the Minimum Price. The Distributor and the Fund may, in their discretion, determine not to authorize sales of shares of the Fund’s Common Stock on a particular day even if the price per share of the Fund’s Common Stock is equal to or greater than the Minimum Price. The Fund and the Distributor will have full discretion regarding whether sales of shares of the Fund’s Common Stock will be authorized on a particular day and, if so, in what amounts. The Fund, the Distributor or the Sub-Placement Agent may suspend a previously authorized offering of shares of the Fund’s Common Stock upon proper notice and subject to other conditions.

The Sub-Placement Agent will provide written confirmation to the Distributor following the close of trading on a day on which shares of the Fund’s Common Stock are sold under the Sub-Placement Agent Agreement. Each confirmation will include the number of shares sold, the net proceeds to the Fund and the compensation the Sub-Placement Agent is owed in connection with the sales.

The Fund will compensate the Distributor with respect to sales of shares of the Fund’s Common Stock at a commission rate of [  ]% of the gross proceeds of the sale of shares of the Fund’s Common Stock. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to [  ]% of the gross sales proceeds of the sale of shares of the Fund’s Common Stock sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of shares of the Fund’s Common Stock pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of shares of the Fund’s Common Stock under this Prospectus Supplement and the accompanying Prospectus may be greater or less than the most recent market price set forth in this Prospectus Supplement, depending on the market price of the shares of the Fund’s Common Stock at the time of any such sale; provided, however, that sales will not be made at less than the Minimum Price.

Settlements of sales of shares of the Fund’s Common Stock will occur on the [second] business day following the date on which any such sales are made, in return for payment of the net proceeds to the Fund.

In connection with the sale of shares of the Fund’s Common Stock on behalf of the Fund, the Distributor may be deemed to be an underwriter within the meaning of the 1933 Act, and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.

The offering of shares of the Fund’s Common Stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of the Fund’s Common Stock subject thereto or (ii) termination of the Distribution Agreement. The Fund and the Distributor each have the right to terminate the Distribution Agreement in its discretion upon advance notice to the other party.

The Sub-Placement Agent, its affiliates and their respective employees hold or may hold in the future, directly or indirectly, investment interests in funds advised by NBIA and its affiliates. The interests held by employees of the Sub-Placement Agent or its affiliates are not attributable to, and no investment discretion is held by, the Sub-Placement Agent or its affiliates.

The Fund has agreed to indemnify the Distributor and hold the Distributor harmless against certain liabilities, including certain liabilities under the 1933 Act, except for any liability to the Fund or its investors to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by its reckless disregard of its obligations and duties under its agreement with the Fund.

The principal business address of __________ is 1290 Avenue of the Americas, New York, New York 10104. The principal business address of __________ is __________.

LEGAL MATTERS

Certain legal matters will be passed on by K&L Gates LLP, Washington, DC, counsel to the Fund in connection with the offering of the shares of the Fund’s Common Stock.

Neuberger Berman High Yield Strategies Fund Inc.
Common Stock
PROSPECTUS SUPPLEMENT
__________, 20__